Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

FOURTH QUARTER AND CALENDAR YEAR 2012 RESULTS

Full Year Non-GAAP EPS Increased 27% to a Record $1.18

Company Generated More Than $1.3 Billion in Operating Cash Flow

Company Increases Cash Dividend to $0.19 per Common Share

Santa Monica, CA — February 7, 2013 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the fourth quarter and calendar year 2012.

	Fourth Quarter			Calendar Year
(in millions, except EPS)	2012	Prior Outlook*	2011	2012	2011
GAAP
Net Revenues	$1,768	$1,485	$1,407	$4,856	$4,755
EPS	$0.31	$0.19	$0.08	$1.01	$0.92
Non-GAAP
Net Revenues	$2,595	$2,412	$2,408	$4,987	$4,489
EPS	$0.78	$0.70	$0.62	$1.18	$0.93

*Prior Outlook was provided by the company on November 7, 2012 in its earnings release

For calendar year 2012, Activision Blizzard delivered record GAAP net revenues of $4.86 billion, as compared with $4.76 billion for 2011.  On a non-GAAP basis, the company’s net revenues were $4.99 billion, as compared with $4.49 billion for 2011.  For the calendar year 2012, GAAP net revenues from digital channels were $1.54 billion and represented 32% of the company’s total revenues.  On a non-GAAP-basis, for the calendar year 2012, net revenues from digital channels were a record $1.60 billion and represented 32% of the company’s total net revenues.

For calendar year 2012, Activision Blizzard delivered record GAAP earnings per diluted share of $1.01, as compared with $0.92 per diluted share for 2011.  On a non-GAAP basis, the company also delivered record earnings per diluted share of $1.18, as compared with $0.93 per diluted share for 2011.

For the quarter ended December 31, 2012, the company delivered record GAAP net revenues of $1.77 billion, as compared with $1.41 billion for the fourth quarter of 2011.  On a non-GAAP basis, the company’s net revenues were a record $2.60 billion, as compared with $2.41 billion for the fourth quarter of 2011.

1

Activision Blizzard Announces Fourth Quarter and CY 2012 Financial Results

For the quarter ended December 31, 2012, Activision Blizzard’s GAAP earnings per diluted share set a fourth quarter record of $0.31, as compared with earnings per diluted share of $0.08 for the fourth quarter of 2011.  On a non-GAAP basis, the company’s earnings per diluted share were a record $0.78, as compared with $0.62 for the fourth quarter of 2011.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Bobby Kotick, Chief Executive Officer, Activision Blizzard, said, “We are very pleased to report that Activision Blizzard delivered the best performance in its history.  With better-than-expected net revenues, record operating margins and record earnings, and over $1.3 billion in operating cash flow, we continue to set the industry success bar.  I would like to thank our incredibly talented employees around the world for their passion, drive and creativity, which continues to fuel our success.”

Kotick added, “As we look to 2013, we will continue to invest in our established franchises, as well as several new properties.  We expect these investments to drive our growth over the long term and to enable us to deliver returns to our shareholders in the years to come.  In the short-term, we expect to continue delivering strong profitability, but below our record setting 2012 performance, due to a challenged global economy, the ongoing console transition and a difficult year-over-year comparison because of Blizzard’s record-shattering Diablo® III success in 2012.”

Selected Business Highlights:

•                  In North America and Europe combined Activision Publishing was the #1 console and handheld publisher for the calendar year with the #1 and #3 best-selling franchises—Call of Duty and Skylanders. (1)

•                  Activision Blizzard reported record digital revenues for the calendar year and was the #1 third-party interactive entertainment Western digital publisher.(2)

•                  For the calendar year, in aggregate across all platforms in the U.S. and Europe, Activision Publishing’s Black Ops II was the #1 best-selling title in dollars and Modern Warfare 3® was the #9 best-selling title in dollars.(1)

•                  In November 2012, Black Ops II became the first video game ever to cross the $1 billion mark in 15-days, eclipsing “Avatar’s” 17-day movie record.(4)

2

Activision Blizzard Announces Fourth Quarter and CY 2012 Financial Results

•                  In both North America and Europe, Skylanders Giants™ was the #1 best-selling kids’ title in dollars for the fourth quarter.(1)  Additionally, for the calendar year, in North America and Europe combined, Skylanders Giants was the #5 best-selling game in dollars, and Skylanders Spyro’s Adventure® was the #4 best-selling game in dollars. (1)

•                  As of December 31, 2012, the Skylanders franchise has generated, life-to-date, more than $1 billion in worldwide sales, (1)  and through January 2013, Activision  has sold more than 100 million Skylanders toys worldwide.(2)

•                  For the calendar year, Blizzard Entertainment had two top-10 PC games in North America and Europe.  Diablo III was the #1 best-selling PC game at retail, breaking PC-game sales records with more than 12 million copies sold worldwide through December 31, 2012, and World of Warcraft®: Mists of Pandaria® was the #3 best-selling PC game at retail.(5)

•                  As of December 31, 2012, Blizzard Entertainment’s World of Warcraft remains the #1 subscription-based MMORPG, with more than 9.6 million subscribers. (2)

Company Outlook

On January 29, 2013, Activision Publishing released Revolution, the first downloadable map pack for Black Ops II, on the Xbox 360 video game and entertainment system from Microsoft.  The company expects to release Revolution on other platforms during the first quarter.

Additionally, on March 12, 2013, Blizzard Entertainment expects to release StarCraft® II: Heart of the Swarm™, the first expansion to Blizzard’s award-winning real-time strategy game StarCraft II: Wings of Liberty®.

The company is considering or may consider during 2013, substantial stock repurchases, dividends, acquisitions, licensing or other non-ordinary course transactions, and significant debt financings relating thereto.  The company’s first quarter and full year 2013 outlooks do not take into account any such transactions or financings that may or may not occur during the year, with the exception of the $0.19 cent per share cash dividend announced below.

3

Activision Blizzard Announces Fourth Quarter and CY 2012 Financial Results

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook

CY 2013
Net Revenues	$4,085	$4,175
EPS	$0.68	$0.80
Q1 2013
Net Revenues	$1,160	$690
EPS	$0.29	$0.10

Board Declares Cash Dividend

The Board of Directors declared a cash dividend of $0.19 per common share payable on May 15, 2013 to shareholders of record at the close of business on March 20, 2013.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter and year ended December 31, 2012 and management’s outlook for 2013. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-427-9414 in the U.S. with passcode 3168482.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile device game publisher with leading positions across the major categories of the interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

(1)According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates, including toys and accessories

(2)According to Activision Blizzard internal estimates

(3)According to The NPD Group and Gfk Chart-Track

(4)According to Chart-Track retail customer sell-through information, internal company estimates and screenrant.com

(5)According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates

4

Activision Blizzard Announces Fourth Quarter and CY 2012 Financial Results

Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  expenses related to restructuring;

•                  the amortization of intangibles, and impairment of intangible assets and goodwill; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

 Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games.

5

Activision Blizzard Announces Fourth Quarter and CY 2012 Financial Results

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.  Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, the console transition, adoption rate and availability of new hardware (including peripherals) and related software, rapid changes in technology and industry standards, the current regulatory environment, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other factors identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K.  The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:
Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

6

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net revenues:
Product sales	$1,413	$1,060	$3,620	$3,257
Subscription, licensing and other revenues (1)	355	347	1,236	1,498
Total net revenues	1,768	1,407	4,856	4,755

Costs and expenses:
Cost of sales - product costs	483	483	1,116	1,134
Cost of sales - online subscriptions	60	65	263	255
Cost of sales - software royalties and amortization	87	85	194	218
Cost of sales - intellectual property licenses	52	96	89	165
Product development	222	249	604	629
Sales and marketing	232	281	578	545
General and administrative	148	122	561	456
Restructuring	—	1	—	25
Total costs and expenses	1,284	1,382	3,405	3,427
Operating income	484	25	1,451	1,328
Investment and other income (expense), net	3	(5)	7	3
Income before income tax expense	487	20	1,458	1,331
Income tax expense	133	(79)	309	246
Net income	$354	$99	$1,149	$1,085

Basic earnings per common share	$0.31	$0.09	$1.01	$0.93
Weighted average common shares outstanding	1,111	1,139	1,112	1,148

Diluted earnings per common share (2)	$0.31	$0.08	$1.01	$0.92
Weighted average common shares outstanding assuming dilution	1,115	1,147	1,118	1,156

(1) Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

(2) The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 27 million and 24 million for the three months and year ended December 31, 2012, respectively, and we had, on a weighted-average basis, participating securities of approximately 17 million for the three months and year ended December 31, 2011. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $345 million and $1,125 million for the three months and year ended December 31, 2012, as compared to the total net income of $354 million and $1,149 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $97 million and $1,069 million for the three months and year ended December 31, 2011, as compared to total net income of $99 million and $1,085 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$3,959	$3,165
Short-term investments	416	360
Accounts receivable, net	707	649
Inventories, net	209	144
Software development	164	137
Intellectual property licenses	11	22
Deferred income taxes, net	487	507
Other current assets	321	396
Total current assets	6,274	5,380
Long-term investments	8	16
Software development	129	62
Intellectual property licenses	30	12
Property and equipment, net	141	163
Other assets	11	12
Intangible assets, net	68	88
Trademark and trade names	433	433
Goodwill	7,106	7,111
Total assets	$14,200	$13,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$343	$390
Deferred revenues	1,657	1,472
Accrued expenses and other liabilities	652	694
Total current liabilities	2,652	2,556
Deferred income taxes, net	25	55
Other liabilities	206	174
Total liabilities	2,883	2,785

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	9,450	9,616
Retained earnings	1,893	948
Accumulated other comprehensive income (loss)	(26)	(72)
Total shareholders’ equity	11,317	10,492
Total liabilities and shareholders’ equity	$14,200	$13,277

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$354	$99	$1,149	$1,085
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(30)	(49)	(10)	75
Impairment of goodwill / intangible assets	—	12	—	12
Depreciation and amortization	51	71	120	148
Loss on disposal of property and equipment	1	3	1	4
Amortization and write-off of capitalized software development costs and intellectual property licenses (1)	85	136	208	287
Stock-based compensation expense (2)	43	42	126	103
Excess tax benefits from stock options exercises	(1)	(3)	(5)	(24)
Changes in operating assets and liabilities:
Accounts receivable, net	(496)	(503)	(46)	13
Inventories, net	83	62	(62)	(34)
Software development and intellectual property licenses	(83)	(73)	(301)	(254)
Other assets	(140)	(237)	88	(67)
Deferred revenues	792	1,020	153	(248)
Accounts payable	87	148	(54)	31
Accrued expenses and other liabilities	230	122	(22)	(179)
Net cash provided by operating activities	976	850	1,345	952

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	139	137	444	740
Proceeds from auction rate securities (“ARS”) called at par	10	10	10	10
Payment of contingent consideration	—	—	—	(3)
Purchases of available-for-sale investments	(121)	(92)	(503)	(417)
Capital expenditures	(27)	(25)	(73)	(72)
Decrease in restricted cash	20	26	(2)	8
Net cash provided by (used in) investing activities	21	56	(124)	266

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	3	27	33	69
Tax payment related to net share settlements of restricted stock awards	(11)	(12)	(16)	(15)
Repurchase of common stock	—	(168)	(315)	(692)
Dividends paid	—	—	(204)	(194)
Excess tax benefits from stock option exercises	1	3	5	24
Net cash used in financing activities	(7)	(150)	(497)	(808)

Effect of foreign exchange rate changes on cash and cash equivalents	60	(60)	70	(57)
Net increase in cash and cash equivalents	1,050	696	794	353

Cash and cash equivalents at beginning of period	2,909	2,469	3,165	2,812

Cash and cash equivalents at end of period	$3,959	$3,165	$3,959	$3,165

(1) Excludes deferral and amortization of stock-based compensation expense.

(2) Includes the net effects of capitalization, deferral, and amortization of stock-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year	Three Months Ended				Year over Year
	December 31,	March 31,	June 30,	September 30,	December 31,	% Increase	March 31,	June 30,	September 30,	December 31,	% Increase
	2010	2011	2011	2011	2011	(Decrease)	2012	2012	2012	2012	(Decrease)
Cash Flow Data
Operating Cash Flow	$993	$134	$(78)	$46	$850	(14)%	$154	$93	$122	$976	15%
Capital Expenditures	21	4	14	29	25	19	8	17	21	27	8
Non-GAAP Free Cash Flow(2)	972	130	(92)	17	825	(15)	146	76	101	949	15

Operating Cash Flow - TTM(1)	1,376	1,283	1,231	1,095	952	(31)	972	1,143	1,219	1,345	41
Capital Expenditures - TTM(1)	97	89	76	68	72	(26)	76	79	71	73	1
Non-GAAP Free Cash Flow - TTM(1)	$1,279	$1,194	$1,155	$1,027	$880	(31)%	$896	$1,064	$1,148	$1,272	45%

(1)         TTM represents trailing twelve months.  Operating Cash Flow for the year ended December 31, 2010, three months ended September 30, 2010, three months ended June 30, 2010, and three months ended March 31, 2010 was $1,376 million, $182 million, $(26) million, and $227 million, respectively.  Capital expenditures for the year ended December 31, 2010, three months ended September 30, 2010, three months ended June 30, 2010, and three months ended March 31, 2010 was $97 million, $37 million, $27 million, and $12 million, respectively.

(2)         Non-GAAP free cash flow represents operating cash flow minus capital expenditures (which includes payment for acquisition of intangible assets).

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,768	$483	$60	$87	$52	$222	$232	$148	$1,284
Less: Net effect from deferral in net revenues and related cost of sales	(a)	827	186	—	31	3	—	—	—	220
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(6)	(2)	(29)	(40)
Less: Amortization of intangible assets	(c)	—	—	—	—	(23)	—	—	—	(23)
Non-GAAP Measurement		$2,595	$669	$60	$115	$32	$216	$230	$119	$1,441

Three Months Ended December 31, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$484	$354	$0.31	$0.31
Less: Net effect from deferral in net revenues and related cost of sales	(a)	607	485	0.43	0.42
Less: Stock-based compensation	(b)	40	38	0.03	0.03
Less: Amortization of intangible assets	(c)	23	14	0.01	0.01
Non-GAAP Measurement		$1,154	$891	$0.78	$0.78

Year Ended December 31, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$4,856	$1,116	$263	$194	$89	$604	$578	$561	$3,405
Less: Net effect from deferral in net revenues and related cost of sales	(a)	131	—	1	36	3	—	—	—	40
Less: Stock-based compensation	(b)	—	—	—	(9)	—	(20)	(8)	(89)	(126)
Less: Amortization of intangible assets	(c)	—	—	—	—	(30)	—	—	—	(30)
Non-GAAP Measurement		$4,987	$1,116	$264	$221	$62	$584	$570	$472	$3,289

Year Ended December 31, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,451	$1,149	$1.01	$1.01
Less: Net effect from deferral in net revenues and related cost of sales	(a)	91	84	0.07	0.07
Less: Stock-based compensation	(b)	126	98	0.09	0.09
Less: Amortization of intangible assets	(c)	30	19	0.02	0.02
Non-GAAP Measurement		$1,698	$1,350	$1.19	$1.18

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $870 million and $1,322 million for the three months and year ended December 31, 2012 as compared to the total non-GAAP net income of $891 million and $1,350 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$1,407	$483	$65	$85	$96	$249	$281	$122	$1	$1,382
Less: Net effect from deferral in net revenues and related cost of sales	(a)	1,001	209	—	37	(3)	—	—	—	—	243
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(25)	(2)	(13)	—	(43)
Less: Restructuring	(c)	—	—	—	—	—	—	—	(1)	(1)	(2)
Less: Amortization of intangible assets	(d)	—	(2)	—	—	(48)	—	—	—	—	(50)
Less: Impairment of goodwill	(e)	—	—	—	—	—	—	—	(12)	—	(12)
Non-GAAP Measurement		$2,408	$690	$65	$119	$45	$224	$279	$96	$—	$1,518

Three Months Ended December 31, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$25	$99	$0.09	$0.08
Less: Net effect from deferral in net revenues and related cost of sales	(a)	758	549	0.47	0.47
Less: Stock-based compensation	(b)	43	33	0.03	0.03
Less: Restructuring	(c)	2	1	—	—
Less: Amortization of intangible assets	(d)	50	31	0.03	0.03
Less: Impairment of goodwill	(e)	12	12	0.01	0.01
Non-GAAP Measurement		$890	$725	$0.63	$0.62

Year Ended December 31, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$4,755	$1,134	$255	$218	$165	$629	$545	$456	$25	$3,427
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(266)	(11)	—	(48)	(24)	—	—	—	—	(83)
Less: Stock-based compensation	(b)	—	—	—	(10)	—	(40)	(6)	(47)	—	(103)
Less: Restructuring	(c)	—	—	—	—	—	—	—	(1)	(25)	(26)
Less: Amortization of intangible assets	(d)	—	(2)	—	(1)	(69)	—	—	—	—	(72)
Less: Impairment of goodwill	(e)	—	—	—	—	—	—	—	(12)	—	(12)
Non-GAAP Measurement		$4,489	$1,121	$255	$159	$72	$589	$539	$396	$—	$3,131

Year Ended December 31, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,328	$1,085	$0.93	$0.92
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(183)	(151)	(0.13)	(0.13)
Less: Stock-based compensation	(b)	103	76	0.07	0.06
Less: Restructuring	(c)	26	19	0.02	0.02
Less: Amortization of intangible assets	(d)	72	46	0.04	0.04
Less: Impairment of goodwill	(e)	12	12	0.01	0.01
Non-GAAP Measurement		$1,358	$1,087	$0.93	$0.93

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to our Activision Publishing operations.

(d) Reflects amortization of intangible assets from purchase price accounting.

(e) Reflects impairment of goodwill.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $715 million and $1,071 million for the three months and year ended December 31, 2011 as compared to the total non-GAAP net income of $725 million and $1,087 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	December 31, 2012		December 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$1,177	67%	$841	60%	$336	40%
Digital online channels(1)	451	25	363	26	88	24
Total Activision and Blizzard	1,628	92	1,204	86	424	35

Distribution	140	8	203	14	(63)	(31)
Total consolidated GAAP net revenues	1,768	100	1,407	100	361	26

Change in Deferred Net Revenues(2)
Retail channel	900		1,055
Digital online channels(1)	(73)		(54)
Total changes in deferred net revenues	827		1,001

Non-GAAP Net Revenues by Distribution Channel
Retail channel	2,077	80	1,896	79	181	10
Digital online channels(1)	378	15	309	13	69	22
Total Activision and Blizzard	2,455	95	2,205	92	250	11

Distribution	140	5	203	8	(63)	(31)
Total non-GAAP net revenues (3)	$2,595	100%	$2,408	100%	$187	8%

	Year Ended
	December 31, 2012		December 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$3,013	62%	$2,697	57%	$316	12%
Digital online channels(1)	1,537	32	1,640	34	(103)	(6)
Total Activision and Blizzard	4,550	94	4,337	91	213	5

Distribution	306	6	418	9	(112)	(27)
Total consolidated GAAP net revenues	4,856	100	4,755	100	101	2

Change in Deferred Net Revenues(2)
Retail channel	69		(185)
Digital online channels(1)	62		(81)
Total changes in deferred net revenues	131		(266)

Non-GAAP Net Revenues by Distribution Channel
Retail channel	3,082	62	2,512	56	570	23
Digital online channels(1)	1,599	32	1,559	35	40	3
Total Activision and Blizzard	4,681	94	4,071	91	610	15

Distribution	306	6	418	9	(112)	(27)
Total non-GAAP net revenues (3)	$4,987	100%	$4,489	100%	$498	11%

(1) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

(2) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(3) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended December 31, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	December 31, 2012		December 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$285	16%	$268	19%	$17	6%
PC and Other(5)	487	27	123	9	364	296
Sony PlayStation 3	259	15	262	19	(3)	(1)
Microsoft Xbox 360	314	18	300	21	14	5
Nintendo Wii and Wii U	183	10	166	12	17	10
Total console(2)	756	43	728	52	28	4
Sony PS Vita	18	1	3	—	15	500
Nintendo 3DS and DS	82	5	82	6	—	—
Total handheld	100	6	85	6	15	18
Total Activision and Blizzard	1,628	92	1,204	86	424	35

Distribution:
Total Distribution	140	8	203	14	(63)	(31)
Total consolidated GAAP net revenues	1,768	100	1,407	100	361	26

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	(8)		(18)
PC and Other(5)	(89)		54
Sony PlayStation 3	441		453
Microsoft Xbox 360	467		483
Nintendo Wii and Wii U	16		24
Total console(2)	924		960
Nintendo 3DS and DS	—		5
Total changes in deferred net revenues	827		1,001

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	277	11	250	10	27	11
PC and Other(5)	398	15	177	7	221	125
Sony PlayStation 3	700	27	715	30	(15)	(2)
Microsoft Xbox 360	781	30	783	32	(2)	—
Nintendo Wii and Wii U	199	8	190	8	9	5
Total console(2)	1,680	65	1,688	70	(8)	—
Sony PS Vita	18	1	3	—	15	500
Nintendo 3DS and DS	82	3	87	4	(5)	(6)
Total handheld	100	4	90	4	10	11
Total Activision and Blizzard	2,455	95	2,205	91	250	11

Total Distribution	140	5	203	9	(63)	(31)
Total non-GAAP net revenues(4)	$2,595	100%	$2,408	100%	$187	8%

(1) Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services. It also includes revenues from Call of Duty Elite memberships.

(2) Downloadable content and their related revenues are included in each respective console platforms and total console.

(3) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(5) Other includes standalone sales of toys and accessories products from Skylanders franchise, mobile sales and other physical merchandise and accessories.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Year Ended December 31, 2012 and 2011

(Amounts in millions)

	Year Ended
	December 31, 2012		December 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$986	20%	$1,357	29%	$(371)	(27)%
PC and Other(5)	1,214	25	374	8	840	225
Sony PlayStation 3	876	18	948	20	(72)	(8)
Microsoft Xbox 360	1,019	21	1,140	24	(121)	(11)
Nintendo Wii and Wii U	291	6	351	7	(60)	(17)
Total console(2)	2,186	45	2,439	51	(253)	(10)
Sony PS Vita	23	1	15	—	8	53
Nintendo 3DS and DS	141	3	152	3	(11)	(7)
Total handheld	164	4	167	3	(3)	(2)
Total Activision and Blizzard	4,550	94	4,337	91	213	5

Distribution:
Total Distribution	306	6	418	9	(112)	(27)
Total Activision and Blizzard	4,856	100	4,755	100	101	2

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	85		(202)
PC and Other(5)	36		(75)
Sony PlayStation 3	30		36
Microsoft Xbox 360	(3)		43
Nintendo Wii and Wii U	(12)		(66)
Total console(2)	15		13
Nintendo 3DS and DS	(5)		(2)
Total changes in deferred net revenues	131		(266)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	1,071	22	1,155	26	(84)	(7)
PC and Other(5)	1,250	25	299	7	951	318
Sony PlayStation 3	906	18	984	22	(78)	(8)
Microsoft Xbox 360	1,016	20	1,183	26	(167)	(14)
Nintendo Wii and Wii U	279	6	285	6	(6)	(2)
Total console(2)	2,201	44	2,452	54	(251)	(10)
Sony PS Vita	23	—	15	—	8	53
Nintendo 3DS and DS	136	3	150	4	(14)	(9)
Total handheld	159	3	165	4	(6)	(4)
Total Activision and Blizzard	4,681	94	4,071	91	610	15

Distribution:
Total Distribution	306	6	418	9	(112)	(27)
Total non-GAAP net revenues(4)	$4,987	100%	$4,489	100%	$498	11%

(1) Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services. It also includes revenues from Call of Duty Elite memberships.

(2) Downloadable content and their related revenues are included in each respective console platforms and total console.

(3) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(5) Other includes standalone sales of toys and accessories products from Skylanders franchise, mobile sales and other physical merchandise and accessories.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months And Year Ended December 31, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	December 31, 2012		December 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$869	49%	$718	51%	$151	21%
Europe	748	42	605	43	143	24
Asia Pacific	151	9	84	6	67	80
Total consolidated GAAP net revenues	1,768	100	1,407	100	361	26

Change in Deferred Net Revenues(1)
North America	538		548
Europe	271		395
Asia Pacific	18		58
Total changes in net revenues	827		1,001

Non-GAAP Net Revenues by Geographic Region
North America	1,407	54	1,266	53	141	11
Europe	1,019	39	1,000	41	19	2
Asia Pacific	169	7	142	6	27	19
Total non-GAAP net revenues(2)	$2,595	100%	$2,408	100%	$187	8%

	Year Ended
	December 31, 2012		December 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$2,436	50%	$2,405	50%	$31	1%
Europe	1,968	41	1,990	42	(22)	(1)
Asia Pacific	452	9	360	8	92	26
Total consolidated GAAP net revenues	4,856	100	4,755	100	101	2

Change in Deferred Net Revenues(1)
North America	78		(154)
Europe	28		(104)
Asia Pacific	25		(8)
Total changes in net revenues	131		(266)

Non-GAAP Net Revenues by Geographic Region
North America	2,514	50	2,251	50	263	12
Europe	1,996	40	1,886	42	110	6
Asia Pacific	477	10	352	8	125	36
Total non-GAAP net revenues(2)	$4,987	100%	$4,489	100%	$498	11%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months And Year Ended December 31, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	December 31, 2012		December 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$2,145	121%	$1,929	137%	$216	11%
Blizzard(2)	310	18	276	20	34	12
Distribution(3)	140	8	203	14	(63)	(31)
Operating segment total	2,595	147	2,408	171	187	8

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(827)	(47)	(1,001)	(71)
Consolidated net revenues	$1,768	100%	$1,407	100%	$361	26%

Segment income from operations:
Activision(1)	$1,055		$809		$246	30%
Blizzard(2)	88		71		17	24
Distribution(3)	11		10		1	10
Operating segment total	1,154		890		264	30

Reconciliation to consolidated operating income (loss) and consolidated income (loss) before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(607)		(758)
Stock-based compensation expense	(40)		(43)
Restructuring	—		(2)
Amortization of intangible assets	(23)		(50)
Impairment of goodwill/intangible assets	—		(12)
Consolidated operating income (loss)	484		25		459	—
Investment and other income (expense), net	3		(5)
Consolidated income (loss) before income tax expense	$487		$20		$467	—

Operating margin from total operating segments	44.5%		37.0%

	Year Ended
	December 31, 2012		December 31, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$3,072	64%	$2,828	59%	$244	9%
Blizzard(2)	1,609	33	1,243	26	366	29
Distribution(3)	306	6	418	9	(112)	(27)
Operating segment total	4,987	103	4,489	94	498	11

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(131)	(3)	266	6
Consolidated net revenues	$4,856	100%	$4,755	100%	$101	2%

Segment income from operations:
Activision(1)	$970		$851		$119	14%
Blizzard(2)	717		496		221	45
Distribution(3)	11		11		—	—
Operating segment total	1,698		1,358		340	25

Reconciliation to consolidated operating income (loss) and consolidated income (loss) before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(91)		183
Stock-based compensation expense	(126)		(103)
Restructuring	—		(26)
Amortization of intangible assets	(30)		(72)
Impairment of goodwill/intangible assets	—		(12)
Consolidated operating income	1,451		1,328		123	9
Investment and other income (expense), net	7		3
Consolidated income before income tax expense	$1,458		$1,331		$127	10%

Operating margin from total operating segments	34.0%		30.3%

(1) Activision Publishing (“Activision”) —  publishes interactive entertainment products and contents.

(2) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(3) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending March 31, 2013 and

Year Ending December 31, 2013

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		March 31, 2013	December 31, 2013

Net Revenues (GAAP)		$1,160	$4,085

Excluding the impact of:
Change in deferred net revenues	(a)	(470)	90

Non-GAAP Net Revenues		$690	$4,175

Earnings Per Diluted Share (GAAP)		$0.29	$0.68

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.21)	0.02
Stock-based compensation	(c)	0.02	0.09
Amortization of intangible assets	(d)	—	0.02

Non-GAAP Earnings Per Diluted Share		$0.10	$0.80

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.